SUBSIDIARIES OF THE COMPANY

                                                                     Percentage of Voting
            Name                 Jurisdiction of Incorporation         Securities Owned
            ----                 -----------------------------         ----------------
Patagonia Gold Mines Limited               Bermuda                         100 (a)

(a)      Included in the consolidated financial statements filed herein.



                                       50